Exhibit 99.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors
Theater Xtreme, Inc.
Newark, Delaware

We have audited the balance sheet of Theater Xtreme, Inc. as of June 30, 2004, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Theater Xtreme, Inc. as of June 30, 2004, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.



/s/  COGEN SKLAR LLP

Bala Cynwyd, Pennsylvania
January 6, 2005, except for
     Note 8 for which the date
     is February 11, 2005



                              Theater Xtreme, Inc.

                                  Balance Sheet

                                  June 30, 2004

Assets

Current Assets:
     Cash and equivalents                                                                        $                119,228
     Accounts receivable, net of allowance of $ -                                                                   7,061
     Inventory                                                                                                    180,313
                                                                                                   -----------------------
         Total current assets                                                                                     306,602
                                                                                                   -----------------------

Property and Equipment, net                                                                                       166,139
                                                                                                   -----------------------

Other Assets:
     Deposits                                                                                                       5,760
                                                                                                   -----------------------

                                                                                                 $                478,501
                                                                                                   =======================

Liabilities and Stockholders' Deficit

Current Liabilities:
     Accounts payable and accrued expenses                                                       $                127,825
     Payroll liabilities                                                                                           11,216
     Current portion of notes payable                                                                               6,754
     Due to officer                                                                                                 6,109
     Deferred sales                                                                                               144,863
                                                                                                   -----------------------
         Total current liabilities                                                                                296,767
                                                                                                   -----------------------

Long-term Liabilities:
     Notes payable, net of current portion                                                                         27,482
     Convertible note payable to minority stockholder                                                             200,000
                                                                                                   -----------------------
         Total long-term liabilities                                                                              227,482
                                                                                                   -----------------------
              Total liabilities                                                                                   524,249
                                                                                                   -----------------------

Stockholders' Deficit:
     Common stock, $.001 par, 2,500,000 shares authorized,
     2,125,000 shares issued and outstanding                                                                        2,125
     Additional paid in capital                                                                                   247,875
     Accumulated deficit                                                                                        (295,748)
                                                                                                   -----------------------
              Total stockholders' deficit                                                                        (45,748)
                                                                                                   -----------------------

                                                                                                 $                478,501
                                                                                                   =======================


                         The accompanying notes are an integral part of these financial statements


                                                   Theater Xtreme, Inc.

                                                  Statement of Operations

                                                 Year Ended June 30, 2004


Retail sales                                                                                     $                933,669

Cost of goods sold                                                                                              (606,157)
                                                                                                   -----------------------

              Gross profit                                                                                        327,512
                                                                                                   -----------------------

Occupancy expenses                                                                                                 65,370
Selling, general and administrative expenses                                                                      554,247
                                                                                                   -----------------------
                                                                                                                  619,617
                                                                                                   -----------------------

              Loss from operations                                                                              (292,105)

Interest income                                                                                                     1,120
Interest expense                                                                                                  (4,763)
                                                                                                   -----------------------

              Net loss                                                                           $              (295,748)
                                                                                                   =======================

                         The accompanying notes are an integral part of these financial statements



                                                Theater Xtreme, Inc.

                                               Statement of Cash Flows

                                              Year Ended June 30, 2004

Cash flows from operating activities:
     Net Loss                                                                                    $              (295,748)
     Adjustments to reconcile net loss to
         net cash used in operating activities:
         Depreciation                                                                                              14,995
                                                                                                   -----------------------
                                                                                                                (280,753)
     Increase in assets
         Accounts receivables                                                                                     (7,061)
         Inventory                                                                                              (180,313)
     Decrease in liabilities
         Accounts payable and accrued expenses                                                                    127,825
         Payroll liabilities                                                                                       11,216
         Due to officer                                                                                             6,109
         Deferred sales                                                                                           144,863
                                                                                                   -----------------------

     Net cash used in operating activities                                                                      (178,114)
                                                                                                   -----------------------

Cash flows from investing activities:
     Deposits                                                                                                     (5,760)
     Purchase of property and equipment                                                                         (181,134)
                                                                                                   -----------------------

     Net cash used in investing activities                                                                      (186,894)
                                                                                                   -----------------------

Cash flows from financing activities:
         Repayment of notes payable                                                                               (3,480)
         Proceeds from notes payable                                                                               37,716
         Proceeds from convertible note payable                                                                   200,000
         Proceeds from common stock                                                                               250,000
                                                                                                   -----------------------

     Net cash provided by financing activities                                                                    484,236
                                                                                                   -----------------------

     Net increase in cash                                                                                         119,228

     Cash and equivalents, beginning of year                                                                            -
                                                                                                   -----------------------

     Cash and equivalents, end of year                                                           $                119,228
                                                                                                   =======================

Supplemental Disclosure
     Cash paid during the year for interest                                                      $                  3,096
                                                                                                   =======================

                         The accompanying notes are an integral part of these financial statements


                                                         Theater Xtreme, Inc.

                                                   Statement of Stockholders Deficit

                                                       Year Ended June 30, 2004


                                                                               Additional                         Total
                                                                                Paid-in       Accumulated     Stockholders'
                                                              Common Stock      Capital         Deficit          Deficit
                                                              ------------      -------         -------          -------

Balance at July 1, 2003                                              $   -         $   -          $    -          $    -

Founder shares issued upon incorporation                             1,875       (1,875)               -               -

Issuance of common stock                                               250       249,750               -         250,000

Net loss for the year ended June 30, 2004                                                      (295,748)       (295,748)
                                                                  --------    ----------       ---------       ---------

Balance at June 30, 2004                                            $2,125     $ 247,875      $(295,748)       $(45,748)
                                                                  ========     =========       =========       =========


                         The accompanying notes are an integral part of these financial statements

                              Theater Xtreme, Inc.

                          Notes to Financial Statements

                            Year Ended June 30, 2004

Nature of Operations and Significant Accounting Policies

         Nature of operations. Theater Xtreme, Inc. (the "Company"), a Delaware corporation, was incorporated in 2003 and opened the first Company retail store or design center on September 1, 2003 in Newark, Delaware. Subsequent to June 30, 2004 the Company opened a second Company owned design center in Wilmington, Delaware and sold the first two TheaterXtreme franchises. These initial franchise stores will be located in Pennsylvania and Massachusetts and are expected to open in 2005.

         The Company has designed and created large-format home theater entertainment systems, offering new, low cost technology at prices affordable to most families. The Company expects to offer franchise licenses nationwide.

         Industry Risks. The Company participates in a highly volatile industry that is characterized by rapid technological change, intense competitive pressure, and cyclical market patterns. The Company's results of operations will be affected by a wide variety of factors, including general economic conditions, decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors, and others), the ability to acquire sufficient quantities of a given product in a timely manner, the timely implementation of new technologies, the ability to safeguard intellectual property from competitors, and the effect of new technologies resulting in rapid escalation of demand for some products in the face of equally steep decline in demand for others. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

         Comprehensive Income. The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

         Fair Value of Financial Instruments. The Company's financial statements consist of cash and cash equivalents, accounts receivable, payables, accrued expenses and deposits. The carrying values of these items approximate fair value because of their short maturities. The carrying value of notes payable also approximate fair value since the interest rates of these notes approximates current market interest rates.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Cash Equivalents. The Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

         Concentration of Credit Risk. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation
         (FDIC) up to $100,000. At June 30, 3004 the Company had approximately $19,228 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

         Inventory. The Company's inventory is stated at the lower of cost (first-in, first-out) or market (net realizable value), and consists of the following at June 30, 2004:

                    Equipment and furniture                        $  62,807
                    Cable and supplies                                14,525
                    Retail displays                                  102,981
                                                                     -------
                                                                    $180,313
                                                                    ========

         Depreciation and Fixed Assets. The cost of property and equipment is depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

                    Computer equipment                         3 years
                    Office equipment                           5 years
                    Office furniture                           7 years
                    Vehicles                                   5 years
                    Leasehold improvements                     3 to 7 years

         Long-lived Assets. The Company follows SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount. Fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's annual financial statements.

         Construction in Progress. At June 30, 2004, the Company was constructing a new design center in Wilmington, Delaware. As of June 30, 2004, the Company incurred and capitalized costs of $67,142. These costs are included in leasehold improvements and will be amortized starting September 1, 2004, the date the design center opened.

         Revenue Recognition. Retail sales include all sales from Company-owned design center(s). Substantially all revenue during the year ended June 30, 2004 is retail sales. Such sales normally represent both the sale and installation of home-theater equipment. Revenue is recognized on such sales when the equipment is delivered and the installation is substantially completed. Generally these events occur on the same date. Customer deposits on orders which are not completed are shown as deferred revenue. The following summarizes orders and retail sales for the year ended June 30, 2004:

                    Customer orders                             $1,287,025
                    Unfinished orders                             (353,356)
                                                               ------------
                    Retail sales (recognized)                  $   933,669
                                                                ==========

                    Customer deposits (deferred sales)         $   144,863
                    Balances due on unfinished orders              208,493
                                                                ----------
                    Unfinished orders                          $   353,356
                                                                ==========

         Income Taxes. The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Shipping and Handling Fees and Costs. The Company classifies shipping and handling costs as part of selling and administration expenses. Shipping and handling costs were $ 3,761 in the year ended June 30, 2004.

         Advertising Costs. Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $154,726 for the year ended June 30, 2004.

         Store Opening Costs. Store opening costs and other start-up costs are expensed as incurred.

Due to Officers

         The balance of $6,109 at June 30, 2004 represents accrued compensation due to an officer of the Company.

Property and Equipment

         Property and equipment consist of the following at June 30, 2004:

                    Vehicles                                       $   42,716
                    Equipment and computers                            31,270
                    Leasehold improvements                            107,148
                                                                    ---------
                                                                      181,134
                    Accumulated depreciation                          (14,995)
                                                                    ----------
                                                                    $ 166,139
                                                                    =========

         Related depreciation expense for year ended June 30, 2004 was $14,995.

Notes Payable

         Long-term debt consists of the following at June 30, 2004:


                    Note Payable to bank, in monthly installments of $349, including
                            interest at 7.25%, secured by vehicle                                        $ 16,032
                    Note Payable to bank, in monthly installments of $402, including
                            interest at 7.25%, secured by vehicle                                          18,204
                    Note Payable to minority stockholder, unsecured, convertible into common stock, monthly payments of interest only at 10%,
                            principal due in April 2009                                                   200,000
                                                                                                          -------
                                                                                                          234,236
                            Less current portion                                                          (6,754)
                                                                                                       ----------
                                                                                                       $  227,482
                                                                                                       ==========

         Future maturities of long-term debt as of June 30, 2004 are as follows:

                    Year ending June 30, :
                    ----------------------
                              2005                                                                        $ 6,754
                              2006                                                                          7,260
                              2007                                                                          7,804
                              2008                                                                          8,389
                              2009                                                                        204,028
                              thereafter                                                                        0
                                                                                                     ------------
                                                                                                         $234,236
                                                                                                     ============

         The Company incurred interest costs of $4,763 in year ended June 30, 2004. These costs were charged to operations.

Lease Commitments

         The Company leases its corporate offices, warehouse and retail design centers for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010 and provide for renewal options ranging from none to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs or allocated common area charges).

         The company also has operating leases on vehicles with monthly payments of $350.

         The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

                    Year ending June 30, :
                    ----------------------
                              2005                                $129,595
                              2006                                 132,184
                              2007                                 115,771
                              2008                                  91,308
                              2009                                  89,018
                              thereafter                            70,289
                                                                  --------
                                                                  $628,164
                                                                  ========

         Total minimum lease payments do not include executory costs, common area charges, or increases measured by consumer price or other index changes.

         Rent expense charged to operations for the year ended June 30, 2004 was $47,708.

Income Taxes

         Deferred income taxes reflect the net effect of an operating loss carryforward. There are no significant temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

         The components of the deferred assets are as follows at June 30, 2004:

                    Net operating loss carryforward           $ 106,000
                    Less valuation allowance                  (106,000)
                                                              ---------

                                                                 $    0
                                                              =========

         A valuation allowance was required since the ultimate realization of deferred tax assets is dependent upon future taxable income and management believes it is more likely than not that the deferred tax asset will not be realized through future taxable income.

         The income tax benefit (provision) consists of the following items for the fiscal year ended June 30, 2004:

                    Deferred benefit (provision)             $      106,000
                    Valuation allowance                           (106,000)
                                                             --------------

                                                             $            0
                                                              =============

         At June 30, 2004, the Company had a net operating loss carryforward of approximately $296,000 which if not used will expire in the fiscal year ending June 30, 2025.

Common Stock - Options and Conversion Rights

         On April 29, 2004, the Company issued $200,000 of 10% unsecured, convertible notes, due in 5 years, with monthly payments of interest only. The notes are convertible by the holder, a minority stockholder, into shares of the Company's common stock at any time at a conversion price of $1.00 per share. The proceeds were primarily used to fund the costs of opening the Wilmington design center.

         Management expects to negotiate additional incentive stock options with key employees in order to secure the talent and services necessary to properly execute the Company's business plan. No formal plan was adopted or in place for the year ended June 30, 2004.

Subsequent Events

         During the period from July 2004 through December 2004, the Company borrowed a total of $125,000 from a minority stockholder. The note is due on demand, with interest payable monthly at 10%. The note is convertible into common stock at $1 per share and is collateralized by the Company's inventory.

         In August 2004, the Company opened a retail store located in Wilmington, Delaware.

         Subsequent to June 30, 2004, the Company sold its first two franchises located in Pennsylvania and Massachusetts and received a total of $50,000 in franchise fees.

         Through January 25, 2005, the Company has received promissory notes from accredited investors in the aggregate amount of $485,000 in anticipation of a pending private placement offering.

         On February 11, 2005, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") with BF Acquisition Group II, Inc., a Florida corporation. The Merger Agreement provides that at the effective time the Company will merge with BF Acquisition Group II, Inc. which will be the surviving corporation. Subsequent to the merger, BF Acquisition Group II, Inc. will change its name to Theater Xtreme Entertainment Group, Inc. and reincorporate in Delaware.

         At the effective time of the merger, each outstanding share of the Company will be exchanged for 4.60 shares of BF Acquisition Group II, Inc.


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